Exhibit 10.1

MIDCAP BUSINESS CREDIT LLC

LOAN AND SECURITY AGREEMENT

(ALL ASSETS)

October 25, 2019

THIS LOAN AND SECURITY AGREEMENT (ALL ASSETS) (as amended or modified from time to time, this “Agreement”), is entered into as of the date set forth above by and between MIDCAP BUSINESS CREDIT LLC, a Texas limited liability company, the secured party hereunder (hereinafter called “Lender”), BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (together with its successors and permitted assigns, “Borrower”), R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Drake”), and BLONDER TONGUE FAR EAST, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Far East”). Each of Borrower, Drake and Far East are individually referred to herein as a “Loan Party” and individually, collectively, jointly and severally, the “Loan Parties”.

The parties agree as follows:

1. SECURITY INTEREST. Each Loan Party, for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to Lender a continuing security interest in and to, and assigns to Lender, all assets of the Loan Party, wherever located and whether now owned or hereafter acquired, including, without limitation, the following: all accounts, chattel paper, documents, software, general intangibles, intellectual property, payment intangibles, instruments, deposit accounts, money, letters of credit and letter of credit rights, supporting obligations, commercial tort claims, investment property, inventory, equipment, fixtures and other goods (as those terms are defined in the Uniform Commercial Code), and all additions, accessions, replacements, substitutions, proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing (hereinafter called the “Collateral”).

2. OBLIGATIONS SECURED. The security interest granted hereby is to secure payment and performance of all debts, liabilities and obligations of the Loan Parties to Lender hereunder or the other Loan Documents and also any and all other debts, liabilities and obligations of the Loan Parties to Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transactions described in this Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, fees, charges and expenses (all hereinafter called “Obligations”). “Loan Documents” means this Agreement, the Revolving Note, each guaranty signed by a Guarantor or Loan Party, work through agreements, any pledge agreements, each subordination agreement, each intercreditor agreement, each security agreement, together with every other agreement, note, document, contract or instrument to which Borrower or any other Loan Party now or in the future may be a party and which may be required by Lender in connection with, or as a condition to, the execution of this Agreement, as may be amended or modified from time to time.

3. LOAN PARTIES’ PLACES OF BUSINESS, INVENTORY LOCATIONS AND RETURNS POLICY. Each Loan Party warrants that such Loan Party has no places of business other than that shown at the end of this Agreement, unless other places of business are listed on Schedule “A”, annexed hereto, in which event such Loan Party represents that it has additional places of business at those locations set forth on Schedule “A”.

Each Loan Party’s principal executive office and the office where such Loan Party keeps its records concerning its accounts, contract rights and other property, is that shown at the end of this Agreement. All inventory presently owned by a Loan Party is stored at the locations set forth on Schedule “A”.

Each Loan Party will promptly notify Lender in writing of any change in the location of any place of business or the location at which inventory is stored or the establishment of any new place of business or location at which inventory is stored or office where its records are kept which would be shown in this Agreement if it were executed after such change.

4. LOAN PARTIES’ ADDITIONAL REPRESENTATIONS AND WARRANTIES. The request for the initial loan hereunder will be deemed a representation by the Loan Parties that all representations and warranties in this Section 4 are true, correct and complete as of the time of the request, unless they relate exclusively to an earlier date. As it relates to the representations and warranties in this Section 4, the request for the loan hereunder thereafter will be governed by Sections 9(b) and (c). Each Loan Party represents and warrants that:

(a) Each Loan Party is a corporation or limited liability company, as applicable and noted in the preamble of this Agreement, duly organized, validly existing and in good standing under the laws of the State of Delaware and shall hereafter remain in good standing as a limited liability company in such state. Each Loan Party is duly qualified and in good standing in the states in which it is doing business and required to be so qualified, which such states the Loan Party represents are set forth on Schedule “B” , and shall hereafter remain duly qualified and in good standing in every other state in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of the Loan Parties, taken as a whole or the value of any Collateral.

(b) Each Loan Party’s exact legal name is as set forth in this Agreement.

(c) The organizational identification number of each Loan Party is as set forth on Schedule “A” annexed hereto.

(d) The execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within each Loan Party’s corporate or limited liability company (as the case may be) powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s charter, by-laws, or other formation papers, or of any indenture, agreement or undertaking to which a Loan Party is a party or by which it or any of its properties may be bound.

(e) All certificates/articles of formation/organization, and all amendments thereto of each Loan Party have been duly filed and are in proper order. All capital stock or membership interests issued by each Loan Party and outstanding was and is properly issued and all books and records of the applicable Loan Party, including but not limited to its minute books, by-laws, operating agreements and books of account, are accurate and up to date and will be so maintained.

(f) Each Loan Party owns all of the assets reflected in the most recent of such Loan Party’s financial statements provided to Lender, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof, and such assets together with any assets acquired since such date, including without limitation the Collateral, are free and clear of any Lien, except (i) as applicable to the particular Collateral, those liens permitted pursuant to Section 15(c) of this Agreement (hereinafter “Permitted Liens”) or (ii) liens and security interests in favor of Lender. The Real Property owned by each Loan Party and each subsidiary thereof is as set forth on Schedule “A” annexed hereto. Each Loan Party’s leases of personal property in respect of which the annual payment obligations exceed $25,000 individually, are as set forth on Schedule “D” annexed hereto. Each Loan Party is in full compliance with all of the terms of each of its respective capital, operating and real property leases, except where the failure to so comply could not reasonably be expected to have a material adverse effect.

(g) Each Loan Party has made or filed all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a Lien on any Collateral being hereby deemed material); has paid all taxes shown or determined to be due thereon except those being contested in good faith and which a Loan Party has, prior to the date of such contest, identified in writing to Lender as being contested; and has made adequate provision for the payment of all taxes so contested, so that no Lien will encumber any Collateral, and in respect of subsequent periods.

(h) Each Loan Party (i) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on its financial condition, business or prospects, and (ii) is in compliance with its charter documents, by-laws or operating agreement, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of any Collateral.

(i) There is no action, suit, proceeding or investigation pending or, to any Loan Party’s knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects or the value of any Collateral.

(j) Each Loan Party is in compliance with its obligations under ERISA with respect to any ERISA Benefit Plan; and no Reportable Event has occurred and is continuing with respect to any ERISA Benefit Plan.

(k) No Loan Party nor, to the knowledge of a Loan Party, any of its owners, subsidiaries or Affiliates, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(l) No Loan Party nor, to the knowledge of a Loan Party, any of its owners, subsidiaries or Affiliates or other agent of a Loan Party acting or benefitting in any capacity in connection with the transactions contemplated hereunder, is any of the following: (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(m) No Loan Party nor, to the knowledge of a Loan Party, any agent of any of its owners, subsidiaries or Affiliates acting in any capacity in connection with the transactions contemplated hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in subsection (l) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(n) Except for the indebtedness to Lender to be outstanding following the date hereof, the indebtedness of the Loan Parties that will be outstanding immediately following the payoffs being done in connection with the initial advances hereunder, is as set forth on Schedule “E” annexed hereto.

(o) For purposes of this Agreement, “Intellectual Property Rights” means all actual or prospective rights and goodwill associated therewith arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, industrial designs, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

(i) Set forth on Schedule “F” annexed hereto is a complete list of all patents, industrial designs, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which each Loan Party is the owner of record (the “Owned Intellectual Property”).

(ii) Except as set forth on Schedule “F” annexed hereto, (A) the Loan Parties own the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue any Person), court orders, injunctions, decrees, writs or Liens, whether by agreement memorialized in a record authenticated by Borrower or otherwise, (B) no Person other than the Loan Parties owns or has been granted any right in the Owned Intellectual Property, (C) all Owned Intellectual Property is valid, subsisting and enforceable, and (D) the Loan Parties have taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

(iii) Set forth on Schedule “F” annexed hereto is a complete list of all agreements under which a Loan Party has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Off-the-shelf Software”) and a summary of any ongoing payments any Loan Party is obligated to make with respect thereto. Except as set forth on Schedule “F” annexed hereto, the Loan Parties’ licenses to use the Licensed Intellectual Property, copies of which have been given to Lender, are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs. Except as disclosed in Schedule “F” annexed hereto, no Loan Party is contractually obligated to make royalty payments of a material nature, or pay fees to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(iv) Except for Off-the-shelf Software and as disclosed on Schedule “F” annexed hereto, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct Borrower’s business as it is presently conducted or as the Loan Parties reasonably foresee conducting it.

(v) Except as disclosed on Schedule “F” annexed hereto, no Loan Party has knowledge of, and has not received notice either orally or in writing alleging, any infringement of another Person’s Intellectual Property Rights (including any claim set forth in writing that a Loan Party must license or refrain from using the Intellectual Property Rights of any Person) nor, to any Loan Party’s knowledge, is there any threatened claim or any reasonable basis for any such claim.

5. LOANS AND OTHER FINANCIAL ACCOMMODATIONS.

(a) Subject to the terms and provisions of this Agreement, Lender hereby establishes a revolving line of credit in Borrower’s favor in the amount of the Credit Limit (as defined below). Subject to the terms and provisions of this Agreement, Lender shall make such requested loan, provided that there has not occurred an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default. Borrower agrees that the aggregate unpaid principal of all revolving loans outstanding at any one time shall not exceed the lesser of (I) the Credit Limit, and (II) the Borrowing Base (as defined below) less, so long as Section 15(n) is still in effect, an availability block of $400,000. In the event that the unpaid loan does exceed such limit, Borrower will immediately make the necessary reduction in the unpaid principal amount of said revolving loan to eliminate such excess.

(b) All revolving loans made by Lender pursuant to this Section 5 (each a “Revolving Loan” and collectively, the “Revolving Loans”) shall bear interest and, at the option of Lender, shall be evidenced by and repayable in accordance with a revolving note drawn to the order of Lender substantially in the form of Exhibit 1 hereto (the “Revolving Note”), as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor, but in all events shall be conclusively evidenced by Lender’s records of loans and repayments (absent manifest error) and shall be payable as described herein.

(c) The term “Borrowing Base” as used herein shall mean the sum of the following:

(1) up to eighty-five (85%) percent of the unpaid face amount of Qualified Accounts (as defined below), PLUS

(2) the lesser of (A) eighty-five (85%) percent of the Net Orderly Liquidation Value of all Eligible Inventory (as defined below), which such Net Orderly Liquidation Value shall be reset on an annual basis in connection with the updated appraisals obtained in connection herewith, or (B) $2,500,000, LESS

(3) the Borrowing Base Reserve (as defined below).

The term “Borrowing Base Reserve” as used herein means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as Lender may from time to time establish and adjust in reducing the amount available for borrowing (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in its Permitted Discretion, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender’s judgment in its Permitted Discretion that any collateral report or financial information furnished by or on behalf of Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that Lender determines constitutes an Event of Default in its Permitted Discretion.

All of the property and assets of the Loan Parties, including, without limitation, their receivables, shall be valued in, and converted into, Dollars in accordance with Lender’s customary banking and conversion practices and procedures.

(d) The term “Credit Limit” as used herein shall mean an amount equal to Five Million and 00/100 Dollars ($5,000,000.00).

(e) Borrower hereby authorizes and directs Lender, in Lender’s sole discretion (provided, however, Lender shall have no obligation to do so): (i) to pay accrued interest, fees, charges and expenses and other Obligations, as the same become due and payable pursuant to this Agreement or pursuant to any note or other agreement between Borrower and Lender, and to make, treat the same as, a loan to Borrower, which shall be added to Borrower’s loan balance pursuant to this Agreement; (ii) to charge any of Borrower’s accounts under the control of Lender; or (iii) apply the proceeds of Collateral, including, without limitation, payments on accounts and other payments from sales or lease of inventory and any other funds to the payment of such items. Lender shall promptly notify Borrower of any such charges or applications.

(f) The Borrowing Base formula set forth above is intended solely for monitoring purposes. The making of revolving loans, advances, and credits by Lender to Borrower in excess of the above described Borrowing Base formula is for the benefit of Borrower and does not affect the obligations of Borrower hereunder; all such loans constitute Obligations and must be repaid by Borrower in accordance with the terms of this Agreement.

(g) It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other documents or instruments executed in connection herewith, in no event shall this Agreement or such documents or instruments require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Obligations or in any communication by Lender or any other Person to Borrower or any other Person, or in the event all or part of the principal of the Obligations or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other Person now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Obligations have been or would be paid in full by such credit, refunded to Borrower, and (iv) the provisions of this Agreement and the other documents or instruments executed in connection herewith, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Obligations, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to the Obligations.

(h) Interest. Interest on the amounts outstanding hereunder, including, without limitation, under the Revolving Note will be charged to Borrower at a fluctuating rate which is the daily equivalent to a rate equal to the aggregate of: (x) the three (3) month LIBOR, as published from time to time in the “London Interbank Offered Rates” section of The Wall Street Journal or any successor publication, or in the event that such rate is no longer published in The Wall Street Journal, a comparable index or reference selected by Lender on the last day of the immediately preceding month, plus (y) four and three quarters of one percent (4.75%) per annum, or at such other rate agreed on from time to time by the parties. The rate of interest payable by Borrower shall be adjusted as of the first day of each month using such three (3) month LIBOR rate in effect as of such date. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Lender’s determination of such interest rate shall be binding and conclusive absent manifest error. The interest rate need not and may not necessarily be the lowest or most favorable rate. Interest shall be payable in lawful money of the United States of America to Lender, or as Lender shall direct, without set-off, deduction or counterclaim monthly, in arrears, on the first Business Day of each month, commencing on the first Business Day of the month next succeeding the date hereof.

(i) If any amount due under this Agreement is not received by Lender within ten (10) days of the date such amount is due, Borrower shall pay to Lender a late fee of five percent (5%) of such amount not paid, such late fee to be immediately due and payable by Borrower without demand by Lender.

6. DEFINITION OF QUALIFIED ACCOUNT. The term “Qualified Account”, as used herein, means an account owing to Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

(a) The account is not more than ninety (90) days from the date of the invoice thereof.

(b) The account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Lender, shipping and delivery receipts evidencing such shipment; except for Permitted Bill-and-Hold Accounts up to an amount of $400,000 respectively for each Permitted Bill-and-Hold Account. “Permitted Bill-and-Hold Account” means an account owing by either V Brick Systems or World Cinema, Inc. that represent a sale on a bill-and-hold basis in accordance with the agreements in place as of the date hereof, provided that with respect to World Cinema, Inc., in the event that Borrower has not provided Lender an executed bill and hold letter from World Cinema, Inc. for the benefit of the Lender, in the form presented to Lender prior to the date hereof, or otherwise in form and substance satisfactory to Lender, on or before the date that is thirty (30) days from the date hereof, then until such letter is provided following such date the account owing by World Cinema that is on a bill-and-hold basis shall not be considered a Permitted Bill-and-Hold Account hereunder.

(c) The account is not subject to any prior assignment, claim, Lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower’s rights therein to be reached by attachment, levy, garnishment or other judicial process.

(d) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to its liability thereon and has not returned any of the goods from the sale of which the account arose.

(e) The account arose in the ordinary course of Borrower’s business and did not arise from the performance of services or a sale of goods to an employee of Borrower or a supplier.

(f) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to Borrower.

(g) The account is not owed by an account debtor whose chief executive office and principal place of business is outside the United States of America or Canada, unless if the chief executive office and principal place of business of the account debtor with respect to such accounts owed to Borrower is located other than in the United States of America or Canada, such account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender (including being subject to a collateral assignment in favor of Lender).

(h) The account is not owed by an entity which is a parent, brother/sister, subsidiary or Affiliate of Borrower.

(i) The account debtor is not located in the State of New Jersey, in the State of Minnesota or in the State of West Virginia (or any other state that requires an entity to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against an account debtor in the courts or through any judicial process of such state), unless (i) Borrower has filed and shall file all legally required Notice of Business Activities Reports with the New Jersey Division of Taxation, the Minnesota Department of Revenue or the West Virginia Department of Tax and Revenue, as the case may be; or (ii) Borrower is exempt from such filing requirement, including any exemption as a result of Borrower being qualified to do business in such state.

(j) The account when aggregated with all of the accounts of that account debtor does not exceed fifteen percent (15%) of the then aggregate of all accounts, provided that such percentage shall not apply to the accounts set forth on Exhibit 2 attached hereto (which shall have concentration limits as shown on Exhibit 2).

(k) The account is not evidenced by a promissory note.

(l) The account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis, except for the Permitted Bill-and-Hold Accounts as specified in clause (f) of this definition.

(m) The account does not arise out of a progress billing prior to completion of the order therefor.

(n) Lender, in its Permitted Discretion, has not, for any reason, deemed the account or the account debtor to be unacceptable.

PROVIDED THAT if at any time twenty five percent (25%) or more of the aggregate amount of the accounts due from any account debtor are unpaid in whole or in part more than ninety (90) days from the respective original dates of invoice, from and after such time none of the accounts (then existing or hereafter arising) due from such account debtor shall be deemed to be Qualified Accounts until such time as less than twenty five percent (25%) of the unpaid accounts due from such account debtor are (as a result of actual payments received thereon) more than ninety (90) days from the original date of invoice; accounts payable by Borrower to an account debtor shall be netted against accounts due from such account debtor and the difference (if positive) shall constitute Qualified Accounts from such account debtor for purposes of determining the Borrowing Base (notwithstanding paragraph (d) above); characterization of any account due from an account debtor as a Qualified Account shall not be deemed a determination by Lender as to its actual value nor in any way obligate Lender to accept any account subsequently arising from such account debtor to be, or to continue to deem such account to be, a Qualified Account; it is Borrower’s responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of accounts are with Borrower; and all accounts whether or not Qualified Accounts constitute Collateral.

7. DEFINITION OF ELIGIBLE INVENTORY. The term “Eligible Inventory”, as used herein, means Borrower’s raw materials and finished goods, which initially and at all times until sold:

(a) are new and unused (except, with Lender’s written approval, used inventory held for resale in the ordinary course of business), in first-class condition, merchantable and currently saleable through normal trade channels in the ordinary course of the operations of Borrower;

(b) are at a location (i) which has been identified in writing to Lender, (ii) in the United States, and (iii) which, if not owned by Borrower and required by Lender, is subject to a landlord’s consent and waiver in form and substance satisfactory to Lender;

(c) are subject to a perfected first priority security interest in favor of Lender;

(d) are owned by Borrower free and clear of any prior assignment, claim, Lien, or security interest, except in favor of Lender;

(e) are not obsolete, not scrap, waste, defective goods and the like and not excess;

(f) have been produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder;

(g) are in conformance in all material respects with all standards imposed by any governmental authority which has regulatory authority over such goods or to the use or sale thereof;

(h) are not stored with a bailee, warehouseman or similar party unless Lender has given its prior written consent thereto (which may be conditioned on its receipt of an acceptable waiver form);

(i) are not work-in-process, not perishable or alive; not supplies; not packaging, containers or spare parts; not sample inventory or customer supplied parts or inventory;

(j) are not (A) as to raw materials, sub-assemblies (currently denoted in Borrower’s inventory system as “Type-A”) and packaging and labels (currently denoted in Borrower’s inventory system as SKU prefix 652 and 653), or (B) as to finished goods, those pertaining to the XIXI software license;

(k) are not discontinued Inventory, and are not “seconds”; and

(l) have not been designated by Lender, in its Permitted Discretion, as unacceptable for any reason, determined in good faith, by notice to Borrower.

To the extent that the appraisal upon which Lender determines Net Orderly Liquidation Value for purposes of calculating the Borrowing Base already takes into account and adjusts the value ascribed to inventory in such appraisal for any or all of the items described above in clauses (a) through (l) of the definition of “Eligible Inventory”, such items shall not be applied to the Borrowing Base determination to further reduce the Borrowing Base amount, if such application under this section (taken together with the appraisal) results in the duplication of the effect of such items on the Borrowing Base.

8. LENDER’S REPORTS. After the end of each month, Lender will render to Borrower a statement of Borrower's loan account with Lender hereunder, showing all applicable credits and debits. Each statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower in respect of all charges, debits and credits of whatsoever nature contained therein under or pursuant to this Agreement, and the closing balance shown therein, unless Borrower notifies Lender in writing of any discrepancy within thirty (30) days from the mailing by Lender to Borrower of any such monthly statement, absent manifest error.

9. CONDITIONS OF LENDING.

(a) The willingness of Lender to consider making the initial loan hereunder shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender, except as otherwise required to be provided on a post-closing basis in accordance with a post-closing agreement executed by the Borrower in connection herewith:

(i) This Agreement and each applicable Loan Document, properly executed on behalf of Borrower or other applicable party (including any Guarantor).

(ii) The Note drawn to the order of Lender.

(iii) A guaranty signed by each Guarantor.

(iv) A true and correct copy of any and all leases pursuant to which Borrower is leasing any real property, together with a landlord’s consent and waiver with respect to such real property (and if requested by Lender, a collateral assignment of lease).

(v) Current searches of appropriate filing offices showing that (A) no state or federal tax liens have been filed and remain in effect against any Loan Party, (B) no financing statements have been filed and remain in effect against any Loan Party, except those financing statements relating to liens set forth on Schedule “C”, the liens of the secured lender to be paid with the proceeds of the initial loan and those financing statements filed by Lender, and (C) Lender has duly filed all financing statements necessary to perfect the security interests granted hereunder, to the extent the security interests are capable of being perfected by filing.

(vi) A certificate of the Clerk, Secretary or an Assistant Secretary, or other manager or officer approved by Lender, of each Loan Party certifying as to (A) the resolutions of the managers and, if required, the members of such Loan Party, authorizing the execution, delivery and performance of this Agreement and related Loan Documents, as applicable, (B) the Articles/Certificate of Formation/Organization and Operating Agreement of such Loan Party, and (C) the signatures of the officers or agents of such Loan Party authorized to execute and deliver this Agreement and other instruments, agreements and certificates, including loan requests, on behalf of such Loan Party.

(vii) A current certificate issued by the Secretary of State of the state of such Loan Party’s formation, certifying that such Loan Party is legally existing and in good standing under the laws of such state.

(viii) Evidence that each Loan Party is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

(ix) Certificates of the insurance required hereunder, with all hazard insurance containing a lender’s loss payable endorsement in favor of Lender and naming Lender as an additional insured (including as to foreign credit insurance).

(x) A subordination agreement, properly executed by (i) each subordinated creditor of Borrower or Far East pertaining to debts to shareholders, officers, Affiliates, and other creditors designated by Lender, and (ii) each Subordinated Lender, each in form and substance satisfactory to Lender.

(xi) Payment of the fees due through the date of the initial loan and expenses incurred by Lender through such date required to be paid by Borrower pursuant to this Agreement.

(xii) A Borrowing Base Certificate which indicates that Borrower have adequate loan availability.

(xiii) Evidence that after making the initial loans hereunder, satisfying past due obligations of Borrower (including book overdrafts and delinquent payroll taxes), and having accounts payable paid to within terms acceptable to Lender, the amount, by which (a) the lesser of (1) the Credit Limit or (2) the Borrowing Base, exceeds (b) the principal balance of the Note, shall not be less than Nine Hundred Thousand Dollars ($900,000).

(xv) Deposit Account Control Agreements, properly executed by Wells Fargo Bank, National Association, and Credit Card Notification forms properly executed by the applicable credit card processors, in form and substance satisfactory to Lender.

(xvi) A Customer Identification Information form and such other forms and verification as Lender may need to comply with the U.S.A. Patriot Act.

(xvii) A payoff letter from Sterling National Bank regarding the payoff of the applicable indebtedness, and termination and release of all pledges and other security interests securing such indebtedness, including without limitation in any assets of the Loan Parties.

(xviii) Such other documents, instruments and agreements as Lender in its Permitted Discretion may require, including without limitation, a collection account in Lender’s name or a blocked account agreement in favor of Lender with respect to the collection account.

(b) Lender will not consider a request for any loan unless on the date thereof:

(i) the representations and warranties contained in Sections 3 and 4 hereof are correct in all material respects (except to the extent such representations and warranties are qualified materiality, in which case they shall be correct in all respects) on and as of the date of such loan, as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(ii) no event has occurred and is continuing, or would result from such loan, which constitutes an Event of Default.

(c) Each request by Borrower for the making of any loan shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in clauses (b)(i) and (b)(ii) above of this Section 9 will be satisfied at the time of the making of such loan.

10. FEES.

(a) Facility Fee. Borrower shall pay to Lender a non-refundable fee equal to one percent (1.00%) times the Credit Limit due and payable upon the execution of this Agreement. Borrower shall pay to Lender a non-refundable annual fee equal to three quarters of one percent (0.75%) times the Credit Limit, due and payable on each anniversary date of this Agreement.

(b) Audit Fees. Borrower hereby agrees to pay Lender, on demand, audit fees in connection with any audits or inspections conducted by Lender or its agents of any Collateral or Borrower’s operations or business at the rates established from time to time by Lender as its audit fees (which fees are currently Nine Hundred Fifty Dollars ($950) per person, per 7½ hour day), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, however, that absent a continuing Event of Default, Borrower will not have to reimburse Lender for such fees, costs and expenses more than four (4) times in any twelve (12) month period and for fees in an aggregate amount of more than $12,500 in any twelve (12) month period.

(c) Collateral Monitoring Charge. Borrower hereby agrees to pay Lender a monthly collateral monitoring charge for services rendered by Lender in connection with the maintenance of this revolving line of credit (the “Collateral Monitoring Charge”). The amount of the Collateral Monitoring Charge shall be equal to $2,500 per month. The Collateral Monitoring Charge shall accrue from the date hereof and shall be payable in arrears on the first Business Day of each month. Further, the Collateral Monitoring Charge shall be reduced on a pro-rata basis during the first and last months of the Term (as defined below) if less than a full calendar month.

(d) Unused Fee. A fee equal to one half of one percent (0.50%) per annum on the daily average of the Credit Limit reduced by outstanding advances (the “Unused Line Fee”), which fee will be calculated on a monthly basis by Lender and will be due and payable in arrears on the first Business Day of each month and on the termination of this Agreement.

(e) Appraisals. Borrower hereby agrees to pay Lender, on demand, Lender’s fees, costs and expenses (including any fees, costs and expenses incurred by any appraiser) in connection with any appraisals of all or any part of the Collateral conducted at the request of Lender; provided, however, that absent an Event of Default, Borrower will not have to reimburse Lender for such fees, costs and expenses for more than one (1) appraisal per Collateral category (i.e., separate appraisals may be obtained for inventory and equipment) in any twelve (12) month period (in addition, Borrower shall be obligated to reimburse Lender for all fees, costs and expenses related to appraisals obtained prior to the date hereof).

11. COLLECTIONS; SET OFF; DEPOSIT ACCOUNTS; NOTICE OF ASSIGNMENT; EXPENSES; POWER OF ATTORNEY.

(a) Borrower shall deposit such remittances and payments at a financial institution which has agreed to accept drafts drawn on it by Lender under a written depository transfer agreement with Lender and to block Borrower’s account and waive its rights as against such account. Borrower will immediately, upon receipt of all checks, drafts, cash and other remittances in payment of any inventory sold or in payment or on account of Borrower’s accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action and all other forms of obligations, deliver the same to Lender in accordance with the first sentence of this Section 11(a) accompanied by a remittance report in form specified by Lender. Said proceeds shall be delivered to Lender in the same form received except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make. Lender will credit (conditional upon final collection and receipt of the remittance report) all such payments against the principal or interest of any loans secured hereby; provided, however, for the purpose of computing interest, the Unused Line Fee, and the Collateral Monitoring Charge, and any items or payments received by Lender shall not be considered to have been credited against any loans secured hereby until three (3) Business Days after receipt by Lender of any such items. The order and method of such application shall be in the sole discretion of Lender and any portion of such funds which Lender elects not to so apply shall be paid over from time to time by Lender to Borrower. With respect to the Borrower’s PayPal account, subject to the post-closing agreement entered into in connection herewith, Borrower shall at all times maintain the payment instructions as to such account in such manner to ensure that payments are properly forwarded therefrom to Lender’s FBO account at Wells Fargo in accordance herewith (per the instructions provided by Lender to Borrower in connection herewith, or as otherwise updated from time to time.

(b) Borrower hereby grants to Lender a lien, security interest and right of setoff as security for all liabilities and Obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or Obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

(c) Borrower shall maintain all of its bank accounts, including without limitation, its operating and depository accounts, as described on Schedule “G” (the “Bank Schedule”). Upon fulfillment of the applicable conditions set forth in this Agreement and Lender’s determination to make a loan to Borrower, Lender shall disburse the proceeds of the requested loan by crediting the same to the operating account of Borrower designated by Borrower to receive proceeds of loan advances on the Bank Schedule (the “Designated Account”). Borrower hereby agrees to maintain the accounts as set forth on the Bank Schedule except for changes consented to in advance by Lender, which any such consent by Lender may be conditioned, among other things, upon receipt of an updated Bank Schedule. Upon the request of Lender, Borrower shall, and shall cause the respective bank to, enter into and thereafter maintain a control or blocked account agreement with respect to the accounts of Borrower set forth on the Bank Schedule, such agreement to be in form and substance satisfactory to Lender.

(d) Lender may at any time notify account debtors that Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon request of Lender at any time, Borrower will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to Lender. Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the applicable Borrower.

(e) Borrower shall pay to Lender on demand any and all reasonable counsel fees and other expenses incurred by Lender in connection with the preparation, interpretation, enforcement, administration or amendment of this Agreement, or of any documents relating thereto, and any and all expenses, including, but not limited to, a collection charge on all accounts collected, all reasonable attorneys’ fees and expenses, and all other expenses of like or unlike nature which may be expended by Lender to obtain or enforce payment of any account either as against the account debtor, Borrower, or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender’s rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by Lender in connection with the administration, supervision, protection or realization on any security held by Lender for the debt secured hereby, whether such security was granted by Borrower or by any other Person primarily or secondarily liable (with or without recourse) with respect to such debt, and all costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith, which amounts shall be considered advances to protect Lender’s security, and shall be secured hereby. At its option, and without limiting any other rights or remedies, Lender may at any time pay or discharge any taxes, liens, security interests or other encumbrances at any time levied against or placed on any of the Collateral, and may procure and pay any premiums on any insurance required to be carried by Borrower, and provide for the maintenance and preservation of any of the Collateral, and otherwise take any action reasonably deemed necessary by Lender to protect its security, and all amounts expended by Lender in connection with any of the foregoing matters, including reasonable attorneys’ fees, shall be considered Obligations of Borrower and shall be secured hereby.

(f) Borrower does hereby make, constitute and appoint any officer or agent of Lender as Borrower’s true and lawful attorney-in-fact, with power, exercisable solely following the occurrence and during the continuance of an Event of Default, to endorse the name of Borrower or any of Borrower’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of Lender in full or part payment of any amounts owing to Lender; to sign and endorse the name of Borrower or any of Borrower’s officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and any instrument or documents relating thereto or to Borrower’s rights therein; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Lender; granting upon Borrower’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. Neither Lender nor the attorney shall be liable for any acts or omissions nor for any error of judgment or mistake, except for their gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Agreement and coupled with an interest and all transactions hereunder and thereafter as long as Borrower may be indebted to Lender.

(g) Lender shall be provided and thereafter have viewing rights with respect to any bank account maintained by Borrower.

12. FINANCING STATEMENTS. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request.

13. BORROWER’S AND GUARANTOR’S REPORTS.

(a) Each Loan Party covenants and agrees that from the date hereof until payment and performance in full of all Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement), and until the termination of this Agreement, unless Lender otherwise consents in writing, the Loan Parties shall deliver or cause to be delivered to Lender:

(i) within thirty (30) days after the close of each fiscal month of the Loan Parties, internally prepared consolidated financial statements of the Loan Parties including consolidated balance sheets as of the close of each month and consolidated statements of income and retained earnings for such month and for that portion of the fiscal year-to-date then ended, which shall be prepared on a basis consistent with that of the preceding period or containing disclosure of the effect on financial condition or results of operations of any change in such preparation, and which shall be certified by the chief financial officer of Borrower as being accurate and fairly presenting the financial condition of the Loan Parties on a consolidated basis, in all material respects;

(ii) within thirty (30) days of the end of each fiscal quarter, a copy of the general ledger trial balance of the Loan Parties;

(iii) on or before the earlier of (i) one-hundred five (105) days after the close of each fiscal year of the Loan Parties and (ii) five (5) Business Days after the filing of the applicable Annual Report on Form 10-K with the Securities Exchange Commission, audited financial statements including a consolidated balance sheet as of the close of such fiscal year and consolidated statements of income, stockholders’ capital and cash flow for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial condition or results of operations of any change in the application of accounting principles during the year, and accompanied by an audit level report thereon of Marcum, LLP or such other recognized certified public accounting firm selected by the Loan Parties and reasonably satisfactory to Lender, which opinion shall state that such financial statements fairly present the financial condition and results of operations of the Loan Parties on a consolidated basis, in accordance with generally accepted accounting principles;

(iv) annually, on or prior to January 30 of each fiscal year of the Loan Parties, an annual budget of the Loan Parties and projections of the Loan Parties for such fiscal year, including balance sheet, statement of profit and loss and cash flow, broken down on a month to month basis;

(v) as of the date of this Agreement and thereafter within fifteen (15) days after the close of each month thereafter, detailed aging of open accounts receivable (which must contain unique customer account numbers);

(vi) within fifteen (15) days after the close of each month, a reconciliation of accounts receivable aging to its general ledger and Lender’s collateral statement of accounts and a roll forward from the previous report, in form, scope and substance satisfactory to Lender;

(vii) as of the date of this Agreement and within fifteen (15) days after the close of each month thereafter or more frequently as may be requested by Lender during the existence of an Event of Default, a detailed inventory stock status report;

(viii) within fifteen (15) days after the close of each month thereafter or more frequently as may be requested by Lender during the existence of an Event of Default, a reconciliation of the stock status report to its general ledger in form, scope and substance satisfactory to Lender;

(ix) as of the date of this Agreement and thereafter within fifteen (15) days after the close of each month thereafter, a summary of accounts payable aging, and a roll forward from the previous report, in form, scope and substance satisfactory to Lender;

(x) daily loan and collateral descriptions for the preceding Business Day, including without limitation, sales, cash receipts, adjustments, in the form supplied by Lender to Borrower;

(xi) within ten (10) days after Borrower’s receipt, any management letter prepared by the Loan Parties’ independent auditors;

(xii) within five (5) Business Days after the sending or filing thereof, copies of (i) all reports and registration statements which any Loan Party files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc. (excluding for the avoidance of any doubt any Registration Statements filed on Form S-8 and any Section 16 reports (Forms 3, 4 and 5) filed by any Loan Party on behalf of the executive officers and directors of any Loan Party), and (iii) all other statements concerning material changes or developments in the business of any Loan Party to the public, but only to the extent that such statements are required to be disclosed on Form 8-K or its equivalent, or pursuant to Regulation FD;

(xiii) within fifteen (15) days following the end of each fiscal month, copies of all bank account statements and reconciliations for all bank accounts maintained by Borrower and a schedule of all bank accounts of Borrower;

(xiv) Reserved;

(xv) as of the date of this Agreement and thereafter following the reasonable request by Lender, a detailed master customer list;

(xvi) promptly upon Lender’s written request, such other information about the financial condition and operations of Borrower or any Guarantor, as Lender may, from time to time, reasonably request;

(xviii) promptly upon becoming aware such change in circumstance, written notification to Lender of any change in circumstance that would affect the accuracy of any representation or warranty in Section 4 hereof, unless the representation and warranty specifically relates to an earlier date; and

(xix) promptly upon becoming aware of any Event of Default, or the occurrence or existence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, notice thereof in writing.

(b) Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 13(a)(iii) and each set of monthly statements  pursuant to Section 13(a)(i) (commencing with the month ending October 31, 2019), a duly completed Compliance Certificate in the form of Exhibit 3, with appropriate insertions, dated the date of such annual report or such statements and signed by the chief financial officer of Borrower, containing a computation of the financial calculation set forth in Sections 15(n) for the applicable date as set forth therein and to the effect that such officer has not become aware of any Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

(c) All information regarding sales, cash receipts, accounts and inventory shall be transmitted to Lender electronically, in acceptable formats (files with extensions *.prn, *.pdf, *.txt, *.xls, *.xlsx and other electronic readable formats are acceptable; unsearchable images are not acceptable), either transmitted to Lender via internet or e-mail. In the event that Borrower fails to report such information to Lender electronically, Lender reserves the right, in its sole discretion, to charge Borrower a monthly fee in an amount necessary to cover the costs of the manual input of such data by Lender.

14. GENERAL AGREEMENTS OF THE LOAN PARTIES.

(a) Borrower agrees to keep all the Collateral insured with coverage and in amounts not less than that usually carried by one engaged in a like business and in any event not less than that reasonably required by Lender (including, without limitation, credit insurance with respect to foreign accounts included in the Borrowing Base) with loss payable to Lender and Borrower, as their interests may appear, hereby appointing Lender, as attorney for Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts, provided that Lender agrees not to exercise the rights to adjust, settle or cancel granted in this paragraph unless and until Lender determines to exercise its rights following the occurrence and during the continuance of an Event of Default. As further assurance for the payment and performance of the Obligations, Borrower hereby assigns to Lender all sums, including returns of unearned premiums, which may become payable under any policy of insurance on the Collateral and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Lender. Without limiting the generality of the foregoing, to the extent Borrower maintains any credit insurance policies in respect of any accounts or account debtors, then Borrower shall cause such policies to be collaterally assigned to Lender, as security for the Obligations, pursuant to assignments in form and substance satisfactory to Lender.

(b) Borrower will at all times keep accurate and complete records of Borrower’s inventory, accounts and other Collateral, and Lender, or any of its agents, shall have the right during normal business hours and upon reasonable prior notice to call at Borrower’s or any other Loan Parties’ place or places of business at intervals to be determined by Lender (subject to the restrictions of Section 10(b) hereof), and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to Borrower’s accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of Borrower and the other Loan Parties and Lender may utilize any on-site copy machines or request that Borrower provide electronic copies thereof and in default of Borrower’s agreement or ability to do the foregoing, may remove any of such records temporarily for the purpose of having copies made thereof.

(c) Each Loan Party will maintain its corporate existence in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business.

(d) Each Loan Party will pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, withholding, sales, goods and services, harmonized sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any Lien (other than Permitted Liens) or charge from attaching to its property unless such Loan Party is challenging such tax or assessment pursuant to a Permitted Protest pursuant to Section 15(c) below.

(e) Lender may in its own name or in the name of others communicate with account debtors in order to verify with them to Lender’s satisfaction the existence, amount and terms of any accounts.

(f) If any of Borrower’s accounts in excess of $100,000, arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower will promptly notify Lender thereof in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contracts shall be assigned to and enforceable by Lender and notice thereof given to and an acknowledgment given by the government under the Federal Assignment of Claims Act.

(g) If any of Borrower’s accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will promptly deliver same to Lender, appropriately endorsed to Lender’s order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

(h) If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and shall act upon the instructions of Lender, without the further consent of Borrower. Lender agrees with Borrower that Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

(i) If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied in the same manner as any other payment on an account.

(j) If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein, and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

(k) Each Loan Party will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation (unless such Loan Party is challenging such tax or assessment pursuant to a Permitted Protest pursuant to Section 15(c) below) or upon this Agreement, or upon any note or notes evidencing the Obligations, and will, at the request of Lender, promptly furnish Lender the receipted bills therefor. At its option, Lender may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Each Loan Party agrees to reimburse Lender on demand for any payments made, or any expenses incurred by Lender pursuant to the foregoing authorization, and upon failure of any Loan Party so to reimburse Lender, any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Obligations.

(l) The Loan Parties have notified Lender that an active remediation of Hazardous Substances is being conducted of the groundwater at the Loan Parties’ place of business located at 1 Jake Brown Road, Old Bridge, New Jersey pursuant to NJDEP ISRA Case E2018168460 (the “Remediation Case”), which remediation is being conducted in compliance with applicable Environmental Law. Aside from the Remediation Case, each Loan Party will immediately notify Lender upon receipt of notification of any potential or known release or threat of release of any Hazardous Substances under any Environmental Law. As used herein, the following terms shall the following meanings:

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law; and

“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

(m) Except to the extent solely caused by Lender’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, each Loan Party will indemnify and save Lender harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable attorneys’ fees) that Lender may sustain or incur by reason of defending or protecting this security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations and/or the Collateral. This indemnity shall survive the repayment of the Obligations and the termination of Lender’s agreement to make loans available to Borrower and the termination of this Agreement.

(n) At the option of Lender, Borrower will furnish to Lender, from time to time, within five (5) Business Days after the accrual in accordance with applicable law of Borrower’s obligation to make deposits for F.I.C.A. and withholding taxes and/or sales taxes, proof satisfactory to Lender that such deposits or payments have been made as required. Should any Borrower fail to make any of such deposits or furnish such proof then Lender may, in its sole and absolute discretion, (i) make any of such deposits or any part thereof, (ii) pay such taxes, or any part thereof, or (iii) set-up such reserves as Lender, in its judgment, shall deem necessary to satisfy the liability for such taxes. Each amount so deposited or paid shall constitute an advance under the terms hereof, repayable on demand with interest, as provided herein, and secured by all Collateral and any other property at any time pledged by Borrower to Lender. Nothing herein shall be deemed to obligate Lender to make any such deposit or payment or set-up such reserve and the making of one or more of such deposits or payments or the setting-up of such reserve shall not constitute (i) an agreement on Lender’s part to take any further or similar action, or (ii) a waiver of any default by Borrower under the terms hereof.

(o) All advances by Lender to Borrower under this Agreement and under any other agreement constitute one general revolving fluctuating loan, and all indebtedness of Borrower to Lender under this and under any other agreement constitute one general Obligation. Each advance to Borrower hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Lender. It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Lender and any Loan Party. Any default of this Agreement by a Loan Party shall constitute, likewise, a default by such Loan Party of any other existing agreement with Lender, and any default by a Loan Party of any other agreement with Lender shall constitute a default of this Agreement. The entire Obligation of Borrower to Lender shall become due and payable upon termination of this Agreement.

(p) Each Loan Party hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owing from Borrower to Lender (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) are fully paid and discharged the right to use all premises or places of business which any Loan Party presently has or may hereafter have and where any of the Collateral may be located, at a total rental for the entire period of $1.00. Lender agrees not to exercise the rights granted in this paragraph unless and until Lender determines to exercise its rights against the Collateral following the occurrence and during the continuance of an Event of Default.

(q) Each Loan Party will, at its expense, upon request of Lender promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Lender may request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Lender’s security interest, rights and remedies created or intended to be created hereunder (including, without limitation, a collateral assignment of any key man life insurance obtained following the date hereof, for avoidance of any doubt excluding the existing term life insurance policy on upon the life of Robert J. Palle).

(r) Each Loan Party hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) of any kind or character owed to Lender are fully paid and discharged, a non-exclusive irrevocable royalty-free license in connection with Lender’s exercise of its rights hereunder, to use, apply or affix any trademark, trade name logo or the like and to use any patents, in which a Loan Party now or hereafter has rights, which license may be used by Lender upon and after the occurrence of any one or more of the Events of Default, provided, however, that such use by Lender shall be suspended if such Events of Default are cured. This license shall be in addition to, and not in lieu of, the inclusion of all of Borrower’s trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses in the Collateral; in addition to the right to use said Collateral as provided in this paragraph, Lender shall have full right to exercise any and all of its other rights regarding Collateral with respect to such trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses.

(s) Each Loan Party covenants and agrees that during the term of this Agreement, neither any Loan Party nor any of their owners, subsidiaries or Affiliates shall, directly or indirectly, by operation of law or otherwise (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4(l) above, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and each Loan Party shall deliver to Lender any certification or other evidence requested from time to time by Lender in its discretion, confirming such Loan Party’s compliance with this section), or (iv) cause or permit any of the funds of a Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

(t) Each Loan Party covenants and agrees that during the term of this Agreement, neither any Loan Party nor any of their owners, subsidiaries or Affiliates shall, directly or indirectly, by operation of law or otherwise, knowingly cause or permit (i) any of the funds or properties of any Loan Party or any of their owners, subsidiaries or Affiliates that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (A) the “List of Specially Designated Nationals and Blocked Person” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statutes including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in any Loan Party (whether directly or indirectly) is prohibited by law, or the Loans made by Lender would be in violation of law, or (B) the Executive Order, any related enabling legislation or any other similar Executive Orders, or (ii) any Embargoed Person to have any direct or indirect interest, or any nature whatsoever in any Loan Party or any of their owners, subsidiaries or Affiliates, with the result that the investment in any Loan Party (whether directly or indirectly) is prohibited by law or any of the transactions contemplated hereunder is in violation of law.

(u) Borrower shall use the proceeds of the loans made by Lender hereunder (i) pay off the indebtedness owed to Sterling National Bank, (ii) to pay fees and expenses incurred in connection with the transaction contemplated hereby and (iii) for ordinary working capital and general corporate purposes.

(v) With respect to each Immaterial Subsidiary, the Borrower shall ensure that the aggregate fair market value of the total assets of any individual Immaterial Subsidiary does not exceed $10,000, unless within thirty (30) days of such threshold being exceeded as to a particular Immaterial Subsidiary, the Borrower notifies the Lender of the event and also to the extent requested by the Lender executes such loan documentation as necessary to add such Immaterial Subsidiary to the Loan Documents. With respect to each Immaterial Subsidiary that is not a Loan Party, the Borrower shall ensure that each such Immaterial Subsidiary business activities are limited to activities and contractual rights incidental to maintenance of its corporate or limited liability company or other organizational existence.

(w) With respect to Far East, the Borrower shall ensure that Far East’s business activities are limited to those consistent with its historical norm, relating servicing as an interface, with the Company’s representatives in China for a product quality control purposes, activities and contractual rights incidental to maintenance of its limited liability company existence, and performance of its obligations under the Loan Documents to which it is a party.

(x) With respect to Drake, the Borrower shall ensure that Drake’s business activities are limited to ownership of its existing intellectual property and related matters, other non-material business activities, activities and contractual rights incidental to maintenance of its limited liability company existence, and performance of its obligations under the Loan Documents to which it is a party.

15. THE LOAN PARTIES’ NEGATIVE COVENANTS. No Loan Party will at any time:

(a) Reserved;

(b) (Disposition of Collateral) sell, assign, exchange or otherwise dispose of any of the Collateral, other than (I) inventory consisting of (i) scrap, waste, defective goods and the like; (ii) obsolete goods; (iii) finished goods sold in the ordinary course of business or any interest therein to any individual, partnership, trust or other corporation; (II) equipment which is no longer required or deemed necessary for the conduct of Borrower’s business, so long as Borrower receives therefor a sum substantially equal to such equipment’s fair value, remits such sum to Lender in accordance with the terms of this Agreement or replaces such equipment with other equipment of similar value which is subject to a first security interest in Lender’s favor, (III) the license, on a non-exclusive basis, by such Loan Party of its Intellectual Property Rights in the ordinary course of business; and (IV) the lapse of registered Intellectual Property Rights of any Loan Party or the abandonment of Intellectual Property Rights in the ordinary course of business so long as, in each case (i) such Intellectual Property Rights are not material to the conduct of its or any other Loan Party’s business, (ii) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (iii) such lapse is not materially adverse to the interest of the Loan Parties;

(c) (Liens) create, permit to be created or suffer to exist any lien, encumbrance, adverse right or claim or deemed trust, or security interest of any kind (“Lien”) upon any of the Collateral or any other property of such Loan Party, now owned or hereafter acquired, except: (i) landlords’, carriers’, warehousemen’s, mechanics’ materialmen, laborers, and other similar liens arising by operation of law in the ordinary course of such Loan Party’s business; (ii) Liens arising out of pledge or deposits under worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) purchase money Liens arising in the ordinary course of business for the purchase of equipment so long as the indebtedness secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, and such Lien extends to no other property, and the amount of the indebtedness secured thereby does not exceed $250,000 in the aggregate outstanding at any time; (iv) Liens for unpaid taxes or other governmental charges or levies that are either (x) not yet due and payable, or (y) are subject of Permitted Protests; (v) Liens which are the subject of Permitted Protests; (vi) the security interests and other encumbrances (if any) listed on Schedule “C” annexed hereto, (vii) Liens in favor of Lender; (viii) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, (x) judgment liens in respect of judgments that do not constitute an Event of Default, (xi) non-exclusive licenses of intellectual property rights granted by such Loan Party in the ordinary course of business, (xii) Liens on cash deposits to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, insurance, leases, government contracts, trade contracts, performance and return of money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money) entered into in the ordinary course of business, (xiii) security deposits to public utilities or to any municipalities or governmental authority or other public authorities when required by such utility, municipality, governmental authority or other public authority in connection with the supply of services or utilities and (xiv) statutory or common law rights of setoff of depository banks with respect to funds of Loan Parties at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with deposit accounts maintained by Loan Parties at such banks (but not any other Debt or other obligations). The term “Permitted Protests” as used herein means the right of a Loan Party to protest any Lien (other than a Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a federal or state tax lien) or rental payment, provided that (x) a reserve with respect to such liability is established on the books of such Loan Party in an amount that is reasonably satisfactory to Lender, (y) any such protest is instituted and diligently prosecuted by such Loan Party in good faith, and (z) Lender is satisfied that, while such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of Lender in and to the Collateral;

(d) (Dividends) pay any dividends on or make any distribution on account of any class of a Loan Party’s capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock, except for (i) Distributions to any Loan Party’s subsidiaries, and (ii) Distributions by Borrower to holders of its Equity Interests in the form of issuance of additional Equity Interests (and not cash Distributions); and (iii) Distributions in connection with the redemption of capital stock by Borrower, using the proceeds of key man life insurance;

(e) (Loans) make any loans or advances to any individual, partnership, trust or other corporation, including without limitation a Loan Party’s directors, officers and employees, except advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by such Loan Party;

(f) (Guarantees) assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any indebtedness (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Lender) of any individual, partnership, trust or other corporation;

(g) (Indebtedness) issue evidence of indebtedness or suffer to exist indebtedness in addition to indebtedness to Lender except (i) indebtedness or liabilities of a Loan Party other than for money borrowed, incurred or arising in the ordinary course of business, (ii) indebtedness of a Loan Party for money borrowed which has been subordinated on terms and conditions satisfactory to Lender, (iii) indebtedness relating to Liens permitted under Section 15(c)(iii);

(h) (Investments) (i) use any loan proceeds to purchase or carry any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or (ii) invest in or purchase any stock, securities or membership interest of any individual, partnership, trust, limited liability company or other corporation except readily marketable direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof;

(i) (Transactions with Affiliates) enter into any lease or other transaction with any shareholder, officer or Affiliate on terms any less favorable than those which might be obtained at the time from Persons who or which are not such a shareholder, officer or Affiliate;

(j) (Subsidiaries) sell, transfer or otherwise dispose of any stock of any subsidiary of a Loan Party, other than any subsidiary that is an Immaterial Subsidiary;

(k) (Mergers, Consolidations, Sales; Asset Acquisitions or Plan of Division) (i) merge, amalgamate, or consolidate with or into any corporation, except that Far East or Drake may merge or consolidate into any other Loan Party; (ii) enter into any joint venture or partnership with any Person; (iii) convey, lease or sell all or any material portion of its property or assets or business to any other Person except for the sale of inventory in the ordinary course of its business; (iv) convey, lease or sell any of its assets to any Person for less than the fair market value thereof; (v) acquire (in any transaction analogous in purpose or effect to a consolidation, amalgamation, or merger) all or substantially all of the assets of any Person, or (vi) consummate any statutory plan of division;

(l) (Change in Legal Status) (i) change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or (ii) change its type of organization, jurisdiction of organization or other legal structure. If a Loan Party does not have an organizational identification number and later obtains one, such Loan Party shall promptly notify Lender of such organizational identification number;

(m)  (Subordinated Debt Payments) make any principal or interest repayments with respect to the debts of a Loan Party other than (i) those to Lender, (ii) those debts which are subordinated to the right of payment to the Obligations of Lender on terms and conditions reasonably satisfactory to Lender or (iii) payments relating to down/out streaming of cash to Affiliates of Borrower, provided that any such payments made under (ii) or (iii) may only be made so long as (x) no Event of Default has occurred and is continuing or would occur after taking into account any such payment and (y) such payments are expressly permitted in accordance with the applicable subordination agreement;

(n) (Minimum Excess Availability) permit, allow, or otherwise not maintain Excess Availability of $500,000 or more, provided that this figure shall reduce to $400,000 at such time as Lender has received an inventory appraisal following the date hereof that is generally consistent with the appraisal delivered to Lender prior to the date hereof;

(o) (Compliance with ERISA). (i) maintain, or permit any ERISA Affiliate to maintain, or become obligated to contribute, to any ERISA Benefit Plan that is subject to Title IV of ERISA other than those ERISA Benefit Plans disclosed on Schedule 15(o), (ii) engage, or knowingly permit any ERISA Affiliate to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the IRC, (iii) incur, or permit any ERISA Affiliate to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the IRC, (iv) terminate, or permit any ERISA Affiliate to terminate, any ERISA Benefit Plan where such event could result in any material liability of any Loan Party or any ERISA Affiliate or the imposition of a lien on the property of any Loan Party or any ERISA Affiliate pursuant to Section 4068 of ERISA, (v) assume, or permit any ERISA Affiliate to assume any obligation to contribute to any Multiemployer Plan, (vi) incur or permit any ERISA Affiliate to incur, any withdrawal liability to any Multiemployer Plan, (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply in any material respect, or permit an ERISA Affiliate to fail to comply in any material respect, with the requirements of ERISA or the IRC or other applicable law in respect of any ERISA Benefit Plan, (ix) fail to meet, or permit any ERISA Affiliate to fail to meet, all minimum funding requirements under ERISA or the IRC or postpone or delay or allow any ERISA Affiliate to postpone or delay any funding requirement with respect of any ERISA Benefit Plan; or

(p) (Far East). Without limiting the provisions of Section 15(i), as to Blonder and Drake, loan or make any distributions to Far East in excess of $75,000 per year to accommodate international quality control costs and expenses.

16. DEFAULT; RIGHTS AND REMEDIES UPON DEFAULT.

(a) Upon the occurrence of any one or more of the following events listed below (herein, “Events of Default”), any and all Obligations of Borrower to Lender shall become immediately due and payable, at the option of Lender and without notice or demand. The occurrence of any such Event of Default shall also constitute, at the option of Lender, without notice or demand, a default under all Loan Documents and any other agreements between Lender and any Loan Party.

(i) The failure by Borrower to pay when due any principal or interest due under this Agreement of the Note, or within five (5) Business Days of when due as to any fees, costs and expenses due under this Agreement or the Note.

(ii) The failure by Borrower to pay when due any other Obligations and such failure continues unremedied for a period of ten (10) days after written notice thereof from Lender.

(iii) (A) Except as provided in clauses (iii)(B) and (iii)(C) below, the failure by a Loan Party to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or the other Loan Documents, or (B) the failure by Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to pursuant to Section 13(b) hereof and the continuation of such default without cure for five (5) days following the initial failure (provided further Lender shall not be obligated to fund any additional advances or loans during such cure period), or (C) the failure by Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to pursuant to Sections 14(c), 14(d), 14(f), 14(g), 14(j), 14(l) 14(m), 14(q), 14(v), 14(w) or 14(x) hereof and the continuation of such default without cure for fifteen (15) days following the initial failure.

(iv) Any representation or warranty heretofore, now or hereafter made by a Loan Party to Lender, in any documents, instrument, or agreement, was not true or accurate when given in any material respect.

(v) The occurrence of any event such that any indebtedness in excess of $200,000 of a Loan Party from any lender other than Lender, could be accelerated, notwithstanding that such acceleration has not taken place, except to the extent that such indebtedness that could be accelerated remains subject to a subordination agreement in favor of Lender, precluding such other lender from pursuing its enforcement rights.

(vi) The occurrence of any event which would cause a lien creditor, as that term is defined in Section 9-102 of the Code, to take priority over advances made by Lender.

(vii) A filing against or relating to Borrower of (A) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, (B) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state.

(viii) The occurrence of any event of default under any agreement between Lender and a Loan Party or instrument given to Lender by Borrower, whether such agreement or instrument now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement or. instrument).

(ix) Any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, liquidator, monitor or other Person, pursuant to court action or otherwise, over all, or any part of Borrower’s property.

(x) The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or stay or proceeding or extension of debt agreement for Borrower; the failure by Borrower to generally pay the debts of Borrower as they mature or generally as they become due; adjudication of bankruptcy or insolvency relative to Borrower; the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or any other insolvency statute, rule, law or procedure (which, in the case of any involuntary proceeding, is not discharged, dismissed or stayed within forty five (45) days, during which period Lender shall be under no obligation to advance any Revolving Loans); the calling or sufferance of a meeting of creditors of Borrower; the meeting by Borrower with a formal or informal creditor's committee; the offering by or entering into by Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower; or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

(xi) The entry of any judgment against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

(xii) The occurrence of any event or circumstance with respect to any Loan Party such that Lender shall in its Permitted Discretion believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by any Loan Party under this Agreement or any other agreement between Lender and a Loan Party is impaired or there shall occur any material adverse change in the business or financial condition of the Loan Parties taken as a whole.

(xiii) The entry of any court order which enjoins, restrains or in any way prevents the Borrower from conducting all or any material part of its business affairs in the ordinary course of business.

(xiv) Any Change of Control shall occur.

(xv) The occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of a Loan Party which could have a material adverse effect on the Loan Parties, taken as a whole.

(xvi) Any act by or against, or relating to Borrower or its assets pursuant to which any creditor of such Loan Party seeks to reclaim or repossess or reclaims or repossesses all or a material portion of such Loan Party’s assets.

(xvii) The termination of existence, dissolution, or liquidation of Borrower or the ceasing to carry on actively any substantial part of Borrower’s current business.

(xviii) This Agreement shall, at any time after its execution and delivery and for any reason, cease (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to this Agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by a Loan Party or any other Guarantor of Borrower denies it has any further liability or obligation hereunder.

(xix) Any Guarantor shall repudiate, purport to revoke or fail to perform his, her or its obligations under his, her or its guaranty or any other guarantor shall cease to exist.

(xx) Borrower shall take or participate in any action which would be prohibited under the provisions of any subordination or intercreditor agreement or make any payment on subordinated debt to any Person or entity that was not entitled to receive under the provisions of any such agreement.

(xxi) the occurrence of a Termination Event.

(xxii) any IP License Agreement (i) is terminated by the applicable licensor for any reason, or (ii) expires by its own terms (provided, however, that the expiration of any such IP License Agreement shall not be an Event of Default hereunder to the extent that (and only so long as) the applicable licensor continues to act according to the terms of such IP License Agreement, as though it shall not have so expired).

(xxiii) any default, event of default or other breach shall occur with respect to any IP License Agreement and the licensor thereunder shall have given notification of such default, event of default or other breach to Borrower, and such default, event of default or other breach shall continue for more than the period of grace, if any, therein with respect thereto.

Upon the occurrence of an Event of Default, Lender may declare any obligation Lender may have hereunder to be cancelled, declare all Obligations to be due and payable and proceed to enforce payment of the Obligations and to exercise any and all of the rights and remedies afforded to Lender by the Uniform Commercial Code or under the terms of this Agreement, the other Loan Documents or otherwise. Upon the occurrence of, and during the continuance of, an Event of Default, Borrower, as additional compensation to Lender for its increased credit risk, promises to pay interest on all Obligations (including, without limitation, principal, whether or not past due, past due interest and any other amounts past due under this Agreement) at a per annum rate of three (3%) percent greater than the rate of interest then specified in Section 5 of this Agreement (the “Default Rate”).

In addition, if any Event of Default referred to in Section 16(a)(x) occurs, all of the commitments to lend shall automatically and immediately terminate, if not previously terminated, and Lender shall not thereafter shall be under any obligation to grant any further Loans, and the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Loan Party.

(b) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to Lender’s disposition of the Collateral. Lender may conduct any such sale or other disposition of the Collateral upon a Loan Party’s premises. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event Lender shall provide Borrower with such notice as may be practicable under the circumstances), Lender shall give Borrower at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Lender may purchase the Collateral, or any portion of it at any public sale.

(c) If Lender sells any of the Collateral on credit, Borrower will be credited only with payments actually made by the purchaser of such Collateral and received by Lender. If the purchaser fails to pay for the Collateral, Lender may re-sell the Collateral and Borrower shall be credited with the proceeds of the sale.

(d) In connection with Lender’s exercise of Lender’s rights under this Agreement, Lender may enter upon, occupy and use any premises owned or occupied by a Loan Party, and may exclude such Loan Party from such premises or portion thereof as may have been so entered upon, occupied, or used by Lender. Lender may, but shall not be required to remove any of the Collateral from any such premises upon Lender’s taking possession thereof, and may render any Collateral unusable to Borrower. In no event shall Lender be liable to a Loan Party for use or occupancy by Lender of any premises pursuant to this Agreement.

(e) Upon the occurrence of any Event of Default, Lender may require Borrower to assemble the Collateral and make it available to Lender at Borrower’s sole risk and expense at a place or places which are reasonably convenient to both Lender and Borrower.

17. STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, and specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

18. PROCESSING AND SALES OF INVENTORY. So long as no Event of Default has occurred and is continuing, Borrower shall have the right, in the regular course of business, to process and sell Borrower’s inventory. A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt.

19. WAIVER OF JURY TRIAL. EACH LOAN PARTY AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT SUCH LOAN PARTY OR LENDER MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each Loan Party hereby certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Each Loan Party acknowledges that Lender has been induced to enter into this Agreement by, among other things, this waiver. Each Loan Party acknowledges that it has read the provisions of this Agreement and in particular, this section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

20. CONSENT TO JURISDICTION. Each Loan Party and Lender agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the State of Connecticut or in the District Court of the United States for the District of Connecticut, and each Loan Party waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to a Loan Party, or as otherwise provided by the laws of the State of Connecticut or the United States of America.

21. TERMINATION.

(a) Unless sooner terminated by Lender as a result of the occurrence of an Event of Default, Borrower’s eligibility to request loans hereunder shall commence on the date hereof and shall continue for a period through and including the third (3rd) anniversary date of this Agreement (the “Term”). If Borrower desires to terminate this Agreement prior to the end of the Term, Borrower shall give at least thirty (30) days prior written notice to Lender of Borrower’s intention to do so and shall pay to Lender the termination charge set forth in Section 21(b) below. Borrower’s eligibility to request revolving loans may be extended after the Term (and after any Renewal Term, as defined below) only with the express written consent of the Loan Parties and Lender. Any such extension (and any further extension) shall be made only with the express written consent of the Loan Parties and Lender, in their respective sole discretion (each being a “Renewal Term”). At the end of the Term (or at the end of a Renewal Term, if applicable), Borrower shall pay the entire balance of the loans and all other outstanding Obligations. Further, upon termination of this Agreement, all of the rights, interests and remedies of Lender and Obligations of the Loan Parties shall survive and Borrower shall have no right to receive, and Lender shall have no obligation to make, any further loans. Upon full and final payment of the Obligations (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive termination of this Agreement) to Lender, all rights and remedies of the Loan Parties and Lender hereunder (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive termination of this Agreement) shall cease, so long as any payment so made to Lender and applied to the Obligations is not thereafter recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against a Loan Party, whereupon this Agreement shall be automatically reinstated without any further action by any Loan Party and Lender and shall continue to be fully applicable to such Obligations to the same extent as though the payment so recovered or repaid had never been originally made on such Obligations.

(b) If this Agreement is terminated by Lender following the occurrence of an Event of Default that begins, or if any Event of Default described in Section 16(a)(x) occurs, prior to the second (2nd) anniversary date of this Agreement, or if Borrower requests that Lender terminate on a date prior to the second (2nd) anniversary date of this Agreement, then Borrower shall pay to Lender a termination fee in an amount equal to (i) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) if the termination occurs on or before the first (1st) anniversary of this Agreement; and (ii) One Hundred Thousand and 00/100 Dollars ($100,000.00) if the termination occurs after the first (1st) anniversary date of this Agreement but on or before the second (2nd) anniversary date of this Agreement.

(c) In the event that Borrower desires to terminate this Agreement prior to the end of the Term (or any Renewal Term, if applicable) and fails to deliver to Lender the thirty (30) day notice required pursuant to Section 21(a) above, Borrower may nevertheless terminate this Agreement and pay the Obligations in full if it (i) pays the termination charge set forth in Section 21(b) above, and (ii) pays additional interest for each day that the notice was short of the required thirty (30) day notice, which interest shall be in an amount that is equal to the Default Rate based on Borrower’s average borrowings under this Agreement for the thirty (30) day period prior to the date that Lender receives delivery of actual notice of Borrower’s intention to terminate this Agreement.

22. MISCELLANEOUS.

(a) No delay or omission on the part of Lender in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Lender’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

(b) Lender is authorized to make loans under the terms of this Agreement upon the request, either written or oral, in the name of Borrower by any authorized person whose name appears at the end of this Agreement or by any of the following named persons, from time to time, holding the following offices of Borrower: Chief Executive Officer, President, Treasurer, Chief Financial Officer, Controller and such other officers and authorized signatories as may from time to time be set forth in separate resolutions.

(c) This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Loan Parties may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by a Loan Party is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to a Loan Party or a Loan Party’s business. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter shall be released from such assigned obligations to the Loan Parties and such assignment shall effect a novation between the Loan Parties and such other party.

(d) Borrower agrees that any and all loans made by Lender to Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to duly authorized requests therefor on its behalf.

(e) Unless otherwise defined in this Agreement, capitalized words shall have the meanings set forth in the Uniform Commercial Code as in effect in the State of New York as of the date of this Agreement.

(f) Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

(g) Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other loan document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested ), overnight courier, or electronic mail to the Loan Parties or to Lender, as the case may be, at its address set forth at the end of this Agreement.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demand sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.

(h) Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings or any other paper delivered to Lender by a Loan Party in connection with this Agreement or any other agreement for more than four (4) months after receipt of the same by Lender.

(i) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or a Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

(j) Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(k) This Agreement, together with the other documents and instruments executed concurrently herewith represent the entire and final understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by evidence of any prior, contemporaneous or subsequent other agreement, oral or written, before the date hereof.

(l) This Agreement can only be amended by a writing signed by both Lender and Borrower.

(m) Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Loan Parties and each other party to the transaction contemplated hereunder, which information includes the name and address of the Loan Parties and each such other party and other information that will allow Lender to identify the Loan Parties and each such other party in accordance therewith.

(n) This Agreement may be executed in multiple counterparts, each of which shall be effective upon delivery and, thereafter, shall be deemed to be an original, and all of which shall be taken as one and the same instrument with the same effect as if each party hereto had signed on the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereto and may be attached to another part of this Agreement identical in form hereto and having attached to it one or more additional signature pages. This Agreement may be transmitted by facsimile machine or by electronic mail in portable document format (“pdf”) and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect hereof.

(o) All amounts referred to herein shall be in Dollars.

(p) Definitions:

“Affiliate” shall mean any Person (i) which directly or indirectly Controls, or is controlled by or is under common control with a Loan Party or a subsidiary, (ii) which directly or indirectly beneficially holds or owns ten (10%) percent or more of any class of voting stock of a Loan Party or any subsidiary, or (iii) ten (10%) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by a Loan Party or a subsidiary.

“Agreement” shall have the meaning set forth in the preamble.

“Anti-Terrorism Laws” shall have the meaning set forth in Section 4(k).

“Bank Schedule” shall have the meaning set forth in Section 11(c).

“Bankruptcy Code” shall have the meaning set forth in Section 16(a)(x).

“Borrower” shall have the meaning set forth in the preamble.

“Borrowing Base” shall have the meaning set forth in Section 5(c).

“Borrowing Base Reserve” shall have the meaning set forth in Section 5(c).

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut or is a day on which banking institutions located in such state are closed.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Borrower (or other securities convertible into such Equity Interests) representing fifty percent (50%) or more of the combined voting power of all Equity Interests of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated, and (c) Borrower shall no longer own, of record and beneficially, one-hundred percent (100%) of the Equity Interests and voting interest of each other Loan Party.

“Collateral” shall have the meaning set forth in Section 1.

“Collateral Monitoring Charge” shall have the meaning set forth in Section 10(c).

“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit 3.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise;

“Credit Limit” shall have the meaning set forth in Section 5(d).

“Debt” means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

“Default Rate” shall have the meaning set forth in Section 16(a).

“Designated Account” shall have the meaning set forth in Section 11(c).

“Distributions” shall mean all payment or distributions to shareholders in cash or in property other than reasonable salaries, bonuses and expense reimbursements.

“Dollars” shall mean lawful money of the United States.

“Eligible Inventory” shall have the meaning set forth in Section 7.

“Embargoed Person” or “Embargoed Persons” shall have the meaning set forth in Section 14(t).

“Environmental Law” shall have the meaning set forth in Section 14(l).

“ERISA” means the Federal Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means (a) any Person whose employees are treated as being employed by the same employer as the employees of any Loan Party under Section 414(b) of the IRC, (b) any Person, trade or business (whether or not incorporated) subject to ERISA whose employees are treated as being employed by the same employer as the employees of any Loan Party under Section 414(c) of the IRC, (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization that is a member of an affiliated service group of which any Loan Party is a member under Section 414(m) of the IRC, or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person that is a party to an arrangement with any Loan Party and whose employees are aggregated with the employees of any Loan Party under Section 414(o) of the IRC.

“ERISA Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) as to which any Credit Party or any ERISA Affiliate (a) is (currently or hereafter), or at any time during the immediately preceding six (6) years has, sponsory or sponsored, maintained or contributed to on behalf of any of its employees or (b) has (currently or hereafter), or has had at any time within the preceding six (6) years, any liability (contingent or otherwise).

“Equity Interests” means, with respect to a Person, shares of capital stock, partnership interests, membership or limited liability company interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest.

“Events of Default” shall have the meaning set forth in Section 16(a).

“Excess Availability” means, the amount, by which the Borrowing Base exceeds the sum of (i) the principal balance of the Revolving Note and (ii) an amount required to satisfy all past due obligations of Borrower (including book overdrafts and delinquent payroll taxes), and repay accounts payable to within the stated invoice terms.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Executive Order” shall have the meaning set forth in Section 4(k).

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements required to be delivered hereunder.

“Guarantor” means each of Far East and Drake, and each other Person that becomes a guarantor after the date hereof.

“Hazardous Substances” shall have the meaning set forth in Section 14(l).

“Immaterial Subsidiary” means each of (i) MegaPort Technology, LLC, a Delaware limited liability company, (ii) Netlinc Communications, LLC, a New Jersey limited liability company, and (iii) Blonder Tongue International Holdings, LLC, a BVI Business Company (collectively, the “Immaterial Subsidiaries”), but only for so long as (a) the aggregate fair market value of the total assets of any individual Immaterial Subsidiary does not exceed $10,000 and (b) the aggregate fair market value of the total assets of all Subsidiaries designated as Immaterial Subsidiaries does not exceed $25,000 (it being understood that a Subsidiary identified as an Immaterial Subsidiary shall no longer be classified as such if it fails to abide by clauses (a) or (b) above.

“IRC” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Intellectual Property Rights” shall have the meaning set forth in Section 4(o).

“Interest Expense” means for a fiscal year-to-date period, Borrower’s total gross interest expense during such period (excluding interest income), and shall in any event include (a) interest expense (whether or not paid) on all Debt, (b) the amortization of debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (d) the portion of any capitalized lease obligation allocable to interest expense.

“IP License Agreement” any license agreement granting to Borrower a license of Intellectual Property Rights that is used in any Borrower’s Inventory, the loss of which could have a material adverse effect the Loan Parties, taken as a whole.

“Lender” shall have the meaning set forth in the preamble.

“Licensed Intellectual Property” shall have the meaning set forth in Section 4(o)(iii).

“Lien” shall have the meaning set forth in Section 15(c).

“Loan Documents” shall have the meaning set forth in Section 2.

“Loan” and “Loans” individually and collectively refer to the Revolving Loan, or Revolving Loans.

“Loan Party” and “Loan Parties” shall have the meaning set forth in the preamble.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the cash proceeds of any asset sale (including cash proceeds received as deferred payments pursuant to a note, installment receivable or otherwise, but only upon actual receipt) net of (a) reasonable attorney, accountant, and investment banking fees, (b) reasonable brokerage commissions, (c) amounts required to be applied to the repayment of debt secured by a Lien not prohibited by this Agreement on the asset being sold, and (d) reasonable taxes paid or reasonably estimated to be payable as a result of such asset sale.

“Net Orderly Liquidation Value” means a professional opinion by an appraisal firm acceptable to Lender, of the probable Net Cash Proceeds that could be realized at a properly advertised and professionally conducted liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal, pursuant to the most recent appraisal acceptable to Lender in its Permitted Discretion.

“Note” shall refer to the Revolving Note.

“Obligations” shall have the meaning set forth in Section 2.

“OFAC” shall have the meaning set forth in Section 4(l).

“Off-the-shelf Software” shall have the meaning set forth in Section 4(o)(iii).

“Other List” shall have the meaning set forth in Section 14(t).

“Owned Intellectual Property” shall have the meaning set forth in Section 4(o)(i).

“Permitted Discretion” means a determination made by Lender in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Liens” shall have the meaning set forth in Section 4(f).

“Permitted Protest” shall have the meaning set forth in Section 15(c).

“Person” means any individual, corporation, partnership, joint venture, limited and unlimited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of a governmental entity, and any such Person’s successors and assigns.

“Qualified Account” shall have the meaning set forth in Section 6.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by a Loan Party or any subsidiary of a Loan Party and the improvements thereto.

“Renewal Term” shall have the meaning set forth in Section 21(a).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA has not waived the notification requirement of Section 4043(a), or the failure of a Plan to meet the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended (without regard to whether the Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Revolving Loan” or “Revolving Loans” shall have the meaning set forth in Section 5(b).

“Revolving Note” shall have the meaning set forth in Section 5(b).

“SDN List” shall have the meaning set forth in Section 14(t).

“Term” shall have the meaning set forth in Section 21(a).

“Termination Event” shall mean (i) a Reportable Event with respect to any ERISA Benefit Plan; (ii) the existence with respect to any ERISA Benefit Plan of a non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) for which any Loan Party could have liability that would result in a material adverse effect; (iii) the withdrawal of any Loan Party or any ERISA Affiliate from an ERISA Benefit Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iv) the providing of notice of intent to terminate an ERISA Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (v) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate an ERISA Benefit Plan or Multiemployer Plan; (vi) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vii) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization.

“Unused Line Fee” shall have the meaning set forth in Section 10(d).

(q) The laws of the State of New York shall exclusively (without regard to rules or principles relating to conflicts of laws principles thereof, but including Sections 5-1401 and 5-1402 of the General Obligations Law) govern the construction of this Agreement and the rights and duties of the parties hereto. This Agreement shall take effect as a sealed instrument.

(r) Notwithstanding anything herein to the contrary, any undertakings, or limitations imposed under this Agreement upon the subsidiaries of any Loan Party shall not apply to any Immaterial Subsidiary, so long as such Immaterial Subsidiary remains as such.

[Signature Page to Follow]

BORROWER:

BLONDER TONGUE LABORATORIES, INC.

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

BLONDER TONGUE FAR EAST, LLC

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

R. L. DRAKE HOLDINGS, LLC

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

Address (Borrower and Guarantor):
Blonder Tongue Laboratories, Inc.
One Jake Brown Road
Old Bridge, NJ 08857
Telephone: (732) 679-4000 x4325
Fax No.: (732) 679-3259
Attention: Eric S. Skolnik, Chief Financial Officer

[Signature Page to Loan and Security Agreement (All Assets)]

LENDER:

MIDCAP BUSINESS CREDIT LLC

By:
Steven A. Samson, President

Address:	433 South Main Street
West Hartford, Connecticut 06110
Attn: Steven A. Samson, President
Telephone:	(860) 503-1629
Telecopier:	(800) 217-0500
E-mail:	ssamson@midcap.com

[Signature Page to Loan and Security Agreement (All Assets)]

SCHEDULES

The following Schedules to the within Loan and Security Agreement (All Assets) are respectively described in the section indicated. Those Schedules in which no information has been inserted shall be deemed to read “None”.

EXHIBIT 1

EXHIBIT 2

EXHIBIT 3